UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2021

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Albert Quay, Cork, Ireland T12 X8N6

(Address of principal executive offices and postal code)

Registrant’s telephone number, including area code: (353) 21-423-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
4.625% Notes due 2023	JCI23	New York Stock Exchange
1.000% Senior Notes due 2023	JCI23A	New York Stock Exchange
3.625% Senior Notes due 2024	JCI24A	New York Stock Exchange
1.375% Notes due 2025	JCI25A	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The disclosure under Item 8.01 below regarding the Indenture and the terms of the Notes (each as defined below) is incorporated under this Item 1.01 by reference.

Item 8.01	Other Events.

Offering of the Notes

On September 13, 2021, Johnson Controls International plc (the “Company”) and its wholly owned subsidiary, Tyco Fire & Security Finance S.C.A. (“TFSCA” and, together with the Company, the “Issuers”), entered into an Underwriting Agreement (the “Underwriting Agreement”), dated September 13, 2021, among the Issuers and Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., for themselves and as representatives of the several other underwriters named therein (the “Underwriters”), under which the Issuers agreed to sell to the Underwriters $500.0 million aggregate principal amount of their 2.000% Sustainability-Linked Senior Notes due 2031 (the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Notes Offering”).

The Notes were issued pursuant to the Prospectus Supplement, dated September 13, 2021 (the “Prospectus Supplement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2021, and the Prospectus, dated September 4, 2020, that forms a part of the Issuers’ registration statement on Form S-3, filed with the SEC on January 31, 2020 and as amended by the Post-Effective Amendment No. 1 thereto (File Nos. 333-236195 and 333-236195-01), filed with the SEC on September 4, 2020 (the “Registration Statement”) and which automatically became effective under the Securities Act of 1933, as amended, upon filing pursuant to Rule 462(e) promulgated thereunder.

The Issuers intend to use the net proceeds from the sale of the Notes for general corporate purposes, including the repayment or redemption of near term indebtedness. Pending such use, the net proceeds may be invested in short-term, investment-grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

Indenture

On September 16, 2021, the Issuers completed the Notes Offering. The Notes were issued under that certain Indenture (the “Base Indenture”), dated as of December 28, 2016, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Seventh Supplemental Indenture, dated September 16, 2021, among the Issuers and the Trustee (the “Seventh Supplemental Indenture” and the Base Indenture, as so supplemented, the “Indenture”).

Terms of the Notes

Ranking: The Notes are the Issuers’ unsecured, unsubordinated obligations and rank senior in right of payment to the Issuers’ existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to the Issuers’ existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of the Issuers’ secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by the Issuers’ subsidiaries.

Interest and Maturity: The Notes will initially bear interest at a rate equal 2.000% per annum (the “Initial Interest Rate”), subject to increase as described below. Interest on the Notes will be payable semi-annually in arrears on March 16 and September 16 of each year, beginning on March 16, 2022. The Notes will mature on September 16, 2031.

From and including March 16, 2026 (or if such day is not a Business Day, the next succeeding Business Day) (the “Interest Rate Step Up Date”), the interest rate payable on the Notes shall be increased from the Initial Interest Rate by, in aggregate, (i) an additional 12.5 basis points per annum unless the Issuers have notified the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step Up Date (the “Notification Date”) in the form of an Officer’s Certificate certifying that such officers have determined that the Issuers have satisfied the Scope 1 and Scope 2 Emissions Sustainability Performance Target and received a related Assurance Letter from the External Verifier and (ii) an additional 12.5 basis points per annum unless the Issuers have notified the Trustee in writing on or before the Notification Date in the form of an Officer’s Certificate certifying that such officers have determined that the Issuers have satisfied the Scope 3 Emissions Sustainability Performance Target and received a related Assurance Letter from the External Verifier.

Redemption. At any time prior to June 16, 2031, the Issuers may redeem some or all of the Notes at a price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. On or after June 16, 2031, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. In addition, the Issuers may redeem all, but not less than all, of the Notes upon the occurrence of specified tax events.

Change of Control: Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), unless the Issuers have exercised their right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture (or have defeased the

Notes as described therein), each holder of Notes will have the right to require the Issuers to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

Covenants: The Indenture does not limit the ability of the Company or its subsidiaries to issue or incur other debt or issue preferred stock. Subject to certain exceptions, the Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to incur certain liens and enter into certain sale and leaseback transactions and enter into mergers or consolidations or transfer all or substantially all of their assets.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes. All capitalized terms used above and not otherwise defined have the meaning given to such terms in the Indenture.

The following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the Seventh Supplemental Indenture, (iv) the legal opinion of Simpson Thacher & Bartlett LLP, (v) the legal opinion of Arthur Cox LLP and (v) the legal opinion of Allen & Overy, Société en Commandite Simple.

The representations, warranties and covenants of each party set forth in the agreements described in this Current Report on Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that the Company and/or its subsidiaries file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated September 13, 2021, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A., and Barclays Capital Inc., Citigroup Global Markets Inc. and , for themselves and as representatives of the several other underwriters named therein.

4.1	Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).

4.2	Seventh Supplemental Indenture, dated September 16, 2021, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank National Association, as trustee (attaching form of the Notes).

4.3	Form of the Notes (included in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox LLP.

5.3	Opinion of Allen & Overy, Société en Commandite Simple.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of Arthur Cox LLP (included in Exhibit 5.2).

23.3	Consent of Allen & Overy, Société en Commandite Simple (included in Exhibit 5.3).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: September 16, 2021	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary